Item 77Q1
Legg Mason Partners Variable Portfolios I, Inc.:

Legg Mason Partners Variabale Small Cap Growth Portfolio
Legg Mason Variable Investors Portfolio

Sub-Item 77Q1 (a)
Registrant Incorporates by reference Registrant's 485
Form of Article Supplementary
"dated JAnuary 12, 2007 filed on January 12, 2007."
(Accession No. 0001193125-07-006131)